EXHIBIT 99.1

For Release: Immediate – Monday, April 20th, 2026

Pioneer Announces Strategic Expansion of Employee Benefits Division with the Acquisitions of Reiser Consulting Group, Inc. and Wyndham Benefits, LLC

Theresa Reiser named Vice President of Employee Benefits to oversee the expanded division; acquisitions advance Pioneer’s More Than a Bank™ strategy

Albany, NY – Pioneer (NASDAQ: PBFS), a leading financial institution in New York’s Capital Region, today announced an  expansion of its employee benefits business with the acquisitions of Reiser Consulting Group, Inc. of Albany, NY,  owned by Theresa Reiser, and Wyndham Benefits, LLC of Ballston Spa, NY, owned by Chris Goodness. Both acquisitions were effective on April 20, 2026.

Together, the transactions double the size of Pioneer’s Employee Benefits division and are expected to strengthen its ability to deliver expanded services and product offerings for both current and prospective clients throughout the region.

As Vice President of Employee Benefits, Ms. Reiser will lead Pioneer’s expanded Employee Benefits division, oversee client strategy, and guide the integration of both incoming books of business. Mr. Goodness will continue serving the clients he worked with while leading Wyndham Benefits, bringing his 30+ years of experience to Pioneer.

“We’re excited to welcome Theresa Reiser and Chris Goodness to Pioneer as we strategically expand our Employee Benefits division,” said Tom Amell, President and CEO of Pioneer. “Theresa brings deep industry expertise, trusted relationships, and a leadership style that aligns perfectly with Pioneer’s commitment to putting clients first. Combined with Chris’s decades of experience and extensive industry knowledge, we’re well positioned to accelerate growth and deliver even greater value to employers across the region.”

“I’m thrilled to join Pioneer during such an exciting period of growth,” said Theresa Reiser. “Pioneer’s culture, resources, and commitment to doing what’s right for clients align deeply with the way I’ve always approached this work. Together, I’m excited to expand our ability to help employers provide comprehensive benefits to their workforce.”

This expansion is intended to build on the momentum of Pioneer’s growing, diversified suite of products and services, including the recent launches of its Human Resources Consulting division; and its broker‑dealer subsidiary, Pioneer Capital Markets, further strengthening Pioneer’s impact across the Capital Region and beyond.

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About Pioneer
Pioneer Bancorp, Inc. (“Pioneer”) is a financial holding company with more than $2 billion in assets that provides diversified financial services through its subsidiaries. Pioneer’s subsidiary, Pioneer Bank, National Association and its subsidiaries, with 22 offices in the Capital Region of New York State, offers a broad array of banking, insurance, employee benefits, human resources consulting, and wealth management services to individuals, businesses, and municipalities. Pioneer’s subsidiary Pioneer Capital Markets, Inc., is a FINRA-registered broker-dealer focused on municipal bond trading. For more information on Pioneer, please visit www.pioneerny.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may.” Pioneer’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. No assurance can be given that the future results covered by forward-looking statements will be achieved. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including those discussed in our annual report on Form 10-K for the year ended December 31, 2025, under the heading “Risk Factors” and other filings made with the SEC, including our quarterly reports on Form 10-Q. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, Pioneer does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

For additional information contact:
Patrick J. Hughes
Executive Vice President and Chief Financial Officer
(518) 730-3025
InvestorRelations@pioneerny.com